EXHIBIT 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of March 10, 2015, by and among (i) BLUE EARTH, INC., a Nevada corporation (“Blue Earth”), having its principal place of business located at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052, (ii) BLUE EARTH GENERATOR, INC., a Nevada corporation (“BE Gen”), having its principal place of business located at 36 W. 37th Street, PH, New York, NY  10018, (iii) BLUE EARTH FINANCE, INC., a Nevada corporation (“BE Finance”), having its principal place of business located at 2298 Horizon Ridge Parkway, Suite 205 Henderson, Nevada, 89052, (iv) BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a California corporation (“BE Energy Mgt”), having its principal place of business located at 235 Polaris Avenue, Mountain View, CA, (v) BLUE EARTH SOLAR, INC., a California corporation (“BE Solar”), having its principal place of business located at 235 Polaris Avenue, Mountain View, CA, 94043, (vi) BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC., an Oregon corporation (“BE Power”), having its principal place of business located at 27120 S W 95th Avenue, Suite 3230, Wilsonville, OR 97070, (vii) ECOLEGACY GAS & POWER, LLC, a California limited liability company (“Ecolegacy”), having its principal place of business located at 235 Polaris Avenue, Mountain View, CA, 94043, (viii) BLUE EARTH ENERGY POWER SOLUTIONS, LLC, an Oregon limited liability company (“BE Energy Power”), having its principal place of business located at 27120 S W 95th Avenue, Suite 3230, Wilsonville, OR 97070, (ix) BLUE EARTH TECH, INC., a Nevada corporation (“BE Tech”), having its principal place of business located at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052, (x) BLUE EARTH CHP, INC., a Utah corporation (“BE CHP”), and (xi) BROOKS HEAT & POWER LTD, a British Columbia, Canada corporation, incorporated under the Business Corporations Act of the Province of British Columbia, Canada (“Brooks”; together with Blue Earth, BE Gen, BE Finance, FE Energy Mgt, BE Solar, BE Power, Ecolegacy, BE Energy Power, BE Tech and BE CHP, each hereinafter sometimes referred to individually as a “Pledgor” and, collectively, as the “Pledgors”), having its principal place of business located at 4778 North 300 West, Suite 230, Provo, Utah 84604, as debtors, and Jackson Investment Group, LLC, a Georgia limited liability company, having an office located at 2655 Northwinds Parkway, Alpharetta Georgia 30009, as secured party (the “Secured Party.

RECITALS:

WHEREAS, Brooks is a wholly owned subsidiary of BE CHP, and each of the Pledgors (other than Blue Earth and Brooks) is a wholly owned subsidiary of Blue Earth;

WHEREAS, contemporaneously herewith, Blue Earth and the Secured Party are entering into that certain Note and Warrant Purchase Agreement dated as of even date herewith (as amended, modified or supplemented from time to time, the “Purchase Agreement”), pursuant to which, among other things, Secured Party is making a $10,000,000 investment in Blue Earth;

WHEREAS, each of the Pledgors (other than Blue Earth) contemporaneously herewith have entered into that certain Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of Secured

Party, pursuant to which among other things, such Pledgors have guaranteed all of the obligations of Blue Earth under the Transaction documents;

WHEREAS, each of the Pledgors will derive substantial direct and indirect benefits from the making of the above-referenced $10,000,000 investment by Secured Party in Blue Earth and the other transactions contemplated by the Transactions Documents, and such Pledgor’s execution, delivery and performance of this Agreement and grant of the pledges and securities interest contemplated hereby is in the best interests of each Pledgor and is required as a condition to Secured Party entering into the Purchase Agreement and making the $10,000,000 investment contemplated thereby;

Agreement:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Pledgor hereby jointly and severally agrees as follows for the benefit of the Secured Party:

1.

Definitions.

1.1

Defined Terms.  All capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Purchase Agreement.  The following terms, as used herein, have the meanings set forth below:

“Act” means the Securities Act of 1933, codified at Title 15, United States Code, as amended from time to time, and any successor statute thereto.  For purposes of this Agreement, “Act” also means the equivalent, similar or analogous statute, regulations and other laws of Canada and each relevant province thereof (including, without limitation, the applicable Business  Corporations Act of British Columbia) as the same may be applicable, and any successor statute, regulation or law thereto.

“Agreement” means this Pledge and Security Agreement, including all amendments, modifications and supplements hereto, and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Asset Sale” shall mean a sale of substantially all of the assets of Brooks.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time, and any successor statute thereto.  For purposes of this Agreement, “Bankruptcy Code” also means the equivalent, similar or analogous statute, regulations and other laws of Canada and each relevant province thereof (including, without limitation, the laws of British Columbia), as the same may be applicable, and any successor statute, regulation or law thereon.

“Cagan Priority Collateral” means Blue Earth’s right, title and interest in five photovoltaic projects in Southern California defined as the Solar PV Joint Development Agreement (the “Sun Valley Projects”), together with all of the following property arising from or related to the Sun Valley Projects located in Southern California:

(i)

all rights to cash flow, payment, tax grants, contract rights, accounts, and accounts receivable, in whatever form owing to Blue Earth or any controlled subsidiary of Blue Earth from any Person in connection with the Sun Valley Projects, whether now existing or hereafter arising or acquired,  including, but not limited to, all rights for payments made from the U.S. Treasury Department of the 1603 Grant(s);

(ii)

all now existing or hereafter acquired machinery, equipment, furniture and fixtures, including spare parts, replacements, substitutions, additions or accessions thereto, owned by Blue Earth, or any controlled subsidiary, and utilized for the Sun Valley Projects; and

(iii)

all contract rights, contract rights, proceeds, and profits of the foregoing, including, without limitation, proceeds of insurance, in connection with the Sun Valley Projects.

“Collateral” shall have the meaning set forth in Section 2.1 below.

“Equity Interests” means any and all equity interests, shares of stock (of whatever kind), units, membership interests, partnership interests and percentages, participations or other equivalents (however designated) of a Person (as hereinafter defined), and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, including, without limitation, all of the Pledgors shares of stock issued by the Issuers as described on Exhibit A hereto.

“Event of Default” means any of the following events:

(a)

The occurrence of any “Event of Default” as defined in the Purchase Agreement or the Note; or

(b)

the Pledgors or the Issuers shall have breached: (i) any of their representations or warranties in this Agreement in any material respect, or (ii) any covenant or other obligations or duties under this Agreement; or

(c)

A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time are outstanding against one or more of the Pledgors (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay; or

(d)

Any material provision of this Agreement or any other Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect, or ceases to give the Secured Party any material part of the Liens purported to be created hereby or thereby; or any Pledgor contests in any manner the validity or enforceability of any provision of this Agreement or any other Transaction Document; or any Pledgor denies that it has any or further liability or obligation under any provision of this Agreement or any other Transaction Document, or purports to revoke, terminate or rescind this Agreement or any other Transaction Document, or ), or any Lien created under any this Agreement or any other Transaction Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby; or

(e)

Assets of any Pledgor with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Pledgor and such condition continues for forty-five (45) days or more.

“Excluded Collateral”  shall mean:

(a)

all right title and interest to Maili PV 01, LLC, a Hawaii limited liability company (“Maili”) and any assets of Maili or rights of Blue Earth in connection with Maili, including, but not limited to, any payments, dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed, distributable or due in respect to the Equity Interests of Maili; and

(b)

all right title and interest to Sumter Heat & Power, LLC, a Nevada limited liability company (“Sumter”) and any assets of Sumter or rights of Blue Earth or Blue Earth CHP  in connection with Sumter, including, but not limited to, any payments, dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed, distributable or due in respect to the Equity Interests of Sumter.

“Guaranty” has the meaning assigned to such term in the Recitals to this Agreement.

“Issuers” means each of the Pledgors other than Blue Earth.

“Note” has the meaning assigned to such term in the Purchase Agreement.

“Permitted Liens” has the meaning assigned to such term in the Note.

“Pledged Collateral” has the meaning assigned to such term in Section 2.2 hereof.

“Pledged Interests” means all those Equity Interests in the Issuers owned by the Pledgors, including, without limitation, all of those Equity Interests set forth on Exhibit A hereto.

“Secured Obligations” means, collectively, (a) all of the Obligations (as such term is defined in the Purchase Agreement), including, but not limited to all indebtedness, liabilities and obligations of Blue Earth to the Secured Party under the Note and the other Transaction Documents, whether for the payment of principal, interest, fees, costs, expenses or otherwise, (b) all of the indebtedness, liabilities and obligations of the Pledgors and the Issuers arising under this Agreement, (c) all Guaranteed Obligations (as such term is defined in the Guaranty) of the Pledgors (other than Blue Earth), and (d) all other indebtedness, liabilities and obligations of the Pledgors to the Secured Party under the Transaction Documents, in all cases, whenever and howsoever existing or arising, direct, indirect, contingent, joint, several, joint and several, or otherwise, including, without limitation, all fees, costs and expenses incurred by the Secured Party in enforcing its rights under this Agreement and the other Transaction Documents, in all cases, whether pre or post-bankruptcy or otherwise.

“Termination Date” means the earlier of (i) the date upon which all of the Secured Obligations have been indefeasibly paid and satisfied in full in cash, or (ii) the date upon which the Secured Party converts the principal amount of the Note, together with all accrued and unpaid interest therein, into full into shares of Common Stock and the stock certificate or certificates therefor are actually issued to and in the name of the Secured Party or its designee or assign, all as set forth in the Note, and in the case of both (i) and (ii), the Secured Party has executed and delivered a pledge termination notice to the Blue Earth (the “Pledge Termination Notice”).

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York, unless the context requires application of the Uniform Commercial Code as in effect in another State, in which case such term means the Uniform Commercial Code as in effect in such State.  For purposes of this Agreement, “UCC” also means the equivalent, similar or analogous statute, regulations and other laws of Canada and each relevant province thereof (including, without limitation, the applicable Personal Property Security Act), as the same may be applicable, and any successor statute, regulation or law thereto.

1.2

Other Definition Provisions.  References to “Sections” shall be to Sections of this Agreement unless otherwise specifically provided.  For purposes hereof, “including” is not limiting and “or” is not exclusive.  All terms used herein which are defined in Article 1 or Article 9 of the UCC (including, but not limited to, such terms as used in Sections 2.1 and 2.2 hereof) shall have the meanings provided for in the UCC unless otherwise defined in this Agreement.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter forms as the context may require.  References to any instrument, agreement or document shall include such instrument, agreement or document as supplemented, modified, amended, restated or replaced from time to time to the extent permitted by this Agreement.  References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any statute, regulation or law of the United States or any state thereof, shall include, if and as applicable, the equivalent, similar or analogous statute, regulations and other laws of Canada and each relevant province thereof, as the same may be applicable, and any successor statute, regulation or law thereto.

2.

Grant of Security Interests/ Pledge Interests

2.1

To secure the payment and performance of the Secured Obligations, each of the Pledgors hereby grants to the Secured Party, a first priority lien on, security interest in and right of set-off against any and all right, title and interest in and to any and all present and after acquired personal property and interests in property of such Pledgor, whether now owned or existing or hereafter created, acquired or arising, including all of the following properties and interests in properties, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the “Collateral”):

(a)

Chattel Paper;

(b)

Commercial Tort Claims, described on Schedule 1 hereto, including without limitation those Commercial Tort Claims in which any Pledgor has any interest (and each Pledgor will immediately notify Secured Party in writing if it has or as and when it obtains any such interest and provide to Secured Party a supplemental Schedule 1 describing such Commercial Tort Claims);

(c)

Accounts;

(d)

Documents;

(e)

General Intangibles, including without limitation any and all Intellectual Property;

(f)

Goods, including without limitation any and all Inventory, any and all Equipment and any and all Fixtures;

(g)

Instruments;

(h)

Investment Property;

(i)

Supporting Obligations;

(j)

all cash and cash equivalents;

(k)

Deposit Accounts;

(l)

Letter-of-Credit Rights and letters of credit;

(m)

Any and all other present and after acquired personal property and interests in property whether or not subject to the UCC;

(n)

Any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary or helpful in the collection thereof or realization thereon;

(o)

All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing;

(p)

 the Pledged Collateral as described Section 2.2 below; and

(q)

All Proceeds of the foregoing.

2.2

To secure the payment and performance of the Secured Obligations, each of the Pledgors hereby further collaterally assign and pledge, convey, hypothecate, mortgage, assign, set over, deliver and grant to the Secured Party a first priority perfected Lien, except as expressly noted herein, and security interest in all of such Pledgor’s right, title and interest in and to all of the following (collectively, the “Pledged Collateral”):

(a)

The Pledged Interests and the certificates, if any, representing such Pledged Interests, and all payments, dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed, distributable or due in respect of or in exchange for any or all of the Pledged Interests, whether or not any such sums, amounts and proceeds are paid directly or indirectly to any  of the Pledgors or the Issuers, and all rights to such payments, dividends, distributions, cash, instruments and other property or proceeds and all rights under the applicable certificate or articles of incorporation or by-laws;

(b)

All additional Equity Interests in the Issuers from time to time acquired by the Pledgors in any manner (which Equity Interests shall be deemed to be part of the Pledged Interests), and the certificates, if any, representing such additional Equity Interests, and all payments, dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests;

(c)

(i) All of the Pledgors rights to participate in the management of the Issuers, (ii) all of the Pledgors and the Brook’s rights created in connection with the CHP Project Development and Energy Purchase Agreement effective August 22, 2014 with JBS Food Canada, Inc., (iii) all of the Pledgors’ rights, privileges, authority and powers as owner or holder of its Pledged Interests, including, but not limited to, all contract rights, general intangibles, accounts and payment intangibles related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgors as owner or holder of their Pledged Interests, including, without limitation, all investment property, contract rights, general intangibles, accounts and payment intangibles related thereto, all options and warrants of the Pledgors for the purchase of any additional Pledged Interests, all of the Pledgors’ right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgors to the Issuers, and any other right, title, interest, privilege, authority and power of the Pledgors in or relating to the Issuers, all whether existing or hereafter arising, and whether arising under any articles or certificate of incorporation or by-laws, operating agreement, shareholders’ agreement, partnership agreement or other agreement, or any certificate of formation, articles of organization or other organization or governing documents of the Issuers (as the same may be amended, modified or restated from time to time) or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing, and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and (iv) all other securities, instruments or property (including cash) paid or distributed in respect of or in exchange for the Pledged Interests, whether or not as part of or by way of spin-off, merger, consolidation, dissolution, reclassification, combination or exchange of stock (or other Pledged Interests), asset sales, or similar rearrangement or reorganization or otherwise; and

(d)

All proceeds of any of the foregoing.

2.3

Notwithstanding anything to the contrary herein, the Excluded Collateral shall not be deemed as any part of the Collateral.

3.

Obligations Secured.  This Agreement secures, and the Collateral is security for, the prompt payment and satisfaction in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all of the Secured Obligations.  The Secured Party has a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and such security interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

4.

Existing Liens.  Except for the Liens on the Excluded Collateral or Permitted Liens as defined in the Purchase Agreement, each of the Pledgors owns the Collateral, and will own all after-acquired Collateral, free and clear of any Lien.  No effective financing statement or other form of Lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Secured Party and except for any Permitted Liens. The Pledgors have not heretofore transferred, pledged, assigned or otherwise encumbered any of its rights in or to the Collateral.

5.

Delivery of Pledged Collateral.  All certificates representing or evidencing the Pledged Interests shall be delivered to and held by the Secured Party pursuant hereto and shall be accompanied by duly executed instruments of transfer, assignment and stock power in blank, all in form and substance satisfactory to the Secured Party.  The Secured Party shall have the right, in its discretion and without notice to the Pledgors at any time after the occurrence of an Event of Default, without limiting the Secured Party's other rights hereunder or under applicable law, to transfer to or to register in the name of the Secured Party, or any of its nominees, subject to the terms of this Agreement, any or all of the Pledged Interests.  In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations.

6.

Representations and Warranties.  Each of the Pledgors represents and warrants to the Secured Party that:

6.1

The Pledgors are, and at all times will be, the only holders of record and the only beneficial owners of the Pledged Collateral listed on Exhibit A hereto applicable to it, free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Agreement.

6.2

The Pledged Interests included in the Pledged Collateral constitute the percentage of the issued and outstanding Equity Interests of the Issuer as is set forth on Exhibit A hereto.  All of the Pledged Interests have been duly authorized, validly issued and are fully paid and non-assessable; and there are no existing options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of Equity Interests of the Issuers, and no Equity Interests of the Issuer are held in the treasury of the Issuer.

6.3

The Pledgors acquired the Pledged Interests in good faith and without any knowledge of an adverse claim.

6.4

The Pledgors have the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over its rights in the Collateral to the Secured Party as provided herein.  The Pledgors have the sole authority to vote the Pledgors’ respective Pledged Interests.

6.5

The Pledgors and the Issuers exact legal name and the address of its principal place of business are set forth in the opening paragraph of this Agreement.

6.6

None of the Pledged Interests has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

6.7

The Pledgors’ execution and delivery of this Agreement and the pledge of the Pledged Collateral hereunder do not, directly or indirectly, violate or result in a violation of any such laws.  The granting of a Lien on the Collateral in favor of the Secured Party will not violate or breach any term contained in any loan agreement, security agreement, mortgage, or any other agreement, contract or instrument to which the Pledgors or the Issuers are a party.

6.8

The Pledgors are not registered as investment companies under the federal investment company laws.

6.9

None of the Pledged Interests included in the Pledged Collateral constitute, as of the date of this Agreement, Margin Stock (as such term is defined in 12 C.F.R. Section 207) and the Pledgors shall, promptly after learning thereof, notify the Secured Party of any Pledged Collateral which is or becomes Margin Stock and execute and deliver in favor of the Secured Party any and all instruments, documents and agreements (including, but not limited to Forms G-1) necessary to cause the pledge of such Margin Stock to comply with all applicable laws, rules and regulations.

6.10

No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental departments, commissions, boards, bureaus, agencies or other instrumentalities, domestic or foreign, is required to be made or obtained by the Pledgors either (a) for the pledge of and security interest granted in favor the Secured Party in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgors or (b) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.  Except for (i) the filing of UCC financing statements with the applicable Secretary of State or other applicable office of the Pledgors’ jurisdiction of organization and (ii) the filing of any necessary registrations, recordations or notices, as applicable, in respect of the law of any applicable province of Canada, no authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required for the perfection of the Lien granted to the Secured Party in the Collateral.

6.11

This Agreement has been duly executed and delivered by the Pledgors and constitutes a legal, valid and binding obligation of each Pledgor and enforceable against each Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

6.12

None of the terms or provisions of this Agreement, or the execution, delivery and performance thereof by the Pledgors (including, without limitation, the pledge of the Pledged Collateral) or the enforcement of the Secured Party’s rights and remedies under this Agreement: (a) violate or breach any term or provision of:  (i) any Pledgor’s certificate or articles of incorporation or by-laws or other organizational documents, (ii) any law, statute, rule, regulation, court or arbitration order, decision or ruling binding on any of the Pledgors or their respective assets (including, without limitation, the Pledged Collateral), or (iii) any agreement, instrument or document to which any Pledgor is a party or which is binding on such Pledgor or its assets (including, without limitation, the Collateral); or (b) cause the creation of a Lien on any of the Pledgors’ assets (including, without limitation, the Collateral), except for the Liens created hereunder.

6.13

Each Pledgor has had the advice of independent, experienced counsel of such Pledgor’s own choosing in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

6.14

The Pledgors are not prohibited under any agreement with any other Person, or under any judgment or decree or applicable law, from the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement.  As of the date hereof, the articles or certificate of incorporation and by-laws, operating agreement or limited liability company agreement (as applicable) of the Issuers have been amended to, among other things, restrict certain actions which may be taken by the Issuers and their Board of Directors, and to add provisions permitting the transfer and assignability of the Pledged Interests.  The Pledgors has provided the Secured Party with a true, complete, and current copy of such agreement(s) which is(are) currently in effect in the form approved by the Secured Party.

6.15

All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Pledgors with respect to the Collateral is and will be accurate and complete in all material respects.

6.16

The preamble to this Agreement sets forth the correct legal name, jurisdiction of organization and mailing address of each Pledgor.  Subject to the next succeeding sentence, each Pledgor warrants and acknowledges that value has been given, the Pledgor has rights in the Collateral and the Pledgor and the Secured Party intend the security interests created by this Agreement to attach upon the execution of this Agreement.  With respect to any part of the Collateral to be acquired by the Pledgors after the date hereof, the Pledgors warrant and acknowledge that the Pledgors and the Secured Party intend the security interests created by this Agreement to attach as soon as the applicable Pledgor has rights therein.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement and be deemed remade each day.

7.

Covenants.   Each of the Pledgors covenant and agree that until the Termination Date:

7.1

Without the prior written consent of the Secured Party (which consent may be given or withheld in the Secured Party’s sole discretion), the Pledgors will not sell, assign, transfer, pledge, grant a security interest or Lien in (or suffer the same to exist), or otherwise encumber, the Collateral (or any interest therein), except for Liens in favor of the Secured Party or Permitted Liens as set forth in the Purchase Agreement.

7.2

The Pledgors shall not approve or permit any amendment or modification to the Pledgors’ articles or certificate of incorporation, by-laws, operating agreement or equivalent constitutive documents.  The Pledgors shall not permit or cause to approve or permit any amendment or modification to the Purchase Agreement without the prior written consent of the Secured Party (which consent may be given or withheld in the Secured Party’s sole discretion).

7.3

Subsequent to the date of this Agreement, Blue Earth and Blue Earth CHP shall not cause or permit the Pledgors to issue any Equity Interests or securities convertible into Equity Interests, unless and except upon first having obtained the prior written consent of the Secured Party thereto, provided, nothing contained herein shall prohibit Blue Earth from issuing Common Stock of Blue Earth.

7.4

The Pledgors will, at their expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Secured Party from time to time may reasonably request in order to ensure that the Secured Party has a first-priority perfected security interest in and Lien on the Collateral, including, without limitation (as applicable) (a) the delivery of certificates evidencing any certificated Pledged Interests, together with undated stock powers and other powers of transfer signed in blank, and (b) the filing of any Uniform Commercial Code financing statements naming the Pledgors as debtors and describing the Pledged Collateral (and this Agreement is authorization by the Pledgors to the Secured Party to file any such financing statement and any amendments thereto from time to time as necessary to perfect or maintain the perfection of the Lien and security interest granted in favor of the Secured Party pursuant to this Agreement).  The Pledgors will cooperate with the Secured Party, at the Pledgors’ expense, in obtaining all such instruments, agreements, and approvals and making all necessary filings under federal or state law in connection with such Liens or any sale or transfer of the Collateral.

7.5

The Pledgors have and will defend the title to the Collateral and the Liens of the Secured Party thereon against the claim of any Person and will maintain and preserve such Liens until the payment in full of the Secured Obligations.

7.6

The Pledgors will, upon obtaining any additional Equity Interests in any Pledgor (excluding Blue Earth Equity Interests) which are not already Pledged Collateral, promptly (and in any event within one (1) business day) deliver notice thereof to the Secured Party; provided, however, that the failure of the Pledgors to deliver any such notice shall not prevent such additional Pledged Interests from being subject to the Lien created by this Agreement.

7.7

Blue Earth will pay all taxes, assessments and charges levied, assessed or imposed by any governmental authority, whether upon the Collateral or otherwise, before the same become delinquent or become Liens upon any of the Collateral or any of its other assets.

7.8

The Pledgors will not create, grant or suffer to exist any Lien on any of the Collateral except those in favor of the Secured Party and Permitted Liens.

7.9

The Pledgors shall keep full and accurate books and records relating to the Collateral and otherwise, and shall stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably request indicating that the Pledged Collateral is subject to the Liens held by the Secured Party.

7.10

With respect to all equipment owned by the Pledgors (“Equipment”), the Pledgors shall cause all Equipment to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Upon request of the Secured Party, the Pledgors shall promptly deliver to the Secured Party any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause the Secured Party to be named as lienholder on any such certificate of title or other evidence of ownership.  The Pledgors shall promptly inform the Secured Party of any deletions from the Equipment.

7.11

Until the Termination Date, the Pledgors will provide to the Secured Party a copy of any notice, financial statement or information, or other communication from the Issuer delivered to or received by the Pledgors.

8.

Voting Rights. During the term of this Agreement, and except as provided below in this Section 8, the Pledgors shall have the right to vote the Pledged Interests pledged by the Pledgors on all corporation questions in a manner not inconsistent with the terms of this Agreement; provided, however, that no such vote shall be cast, and no consent as a member shall be given or action taken, which would have the effect of impairing the position or interest of the Secured Party in respect of the Collateral or which would authorize, effect or consent to (i) the dissolution or liquidation, in whole or in part, of the Issuer of such Pledged Interests; (ii) the consolidation or merger of the Issuer with any other Person; (iii) the sale, disposition or encumbrance of any of the assets of or any equity interests in the Issuer, except for Liens in favor of the Secured Party; (iv) any change in the authorized number of shares, the stated capital, the authorized share capital, or the membership interests (if applicable) of the Issuer or the issuance of any additional shares or certificates evidencing its Equity Interests; (v) the alteration of the voting rights with respect to the Equity Interests of the Issuer; or (vi) any amendment to the Issuer’s articles or certificate of incorporation or by-laws.  Notwithstanding the foregoing, after the occurrence of an Event of Default, the Secured Party (or its nominee) shall have the right, without notice or demand of any kind to the Pledgors, to exercise all voting rights pertaining to the Pledged Collateral, including the right to take action by shareholder, member or partner consent, as more particularly described in Section 12.2.

9.

Distributions; Etc.

9.1

Payment of All Distributions to the Secured Party.  The Pledgors shall have the sole and exclusive right to receive and retain all distributions, dividends and all other sums and amounts distributable or payable to the Pledgors, whether under the articles or certificate of incorporation, by-laws or limited liability company agreement, as applicable, of the Issuer, or otherwise by operation of law, agreement or otherwise, which the Pledgors would otherwise be authorized to receive in respect of any Equity Interests in the Issuers or otherwise, unless and until an Event of Default has occurred.  Any and all such distributions, dividends, sums and amounts, including, without limitation, all liquidating distributions, other dividends and distributions in property, return of capital or other distributions, dividends  or payments made on or in respect of

Pledged Collateral or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the Issuers or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuers may be a party or involved,  or otherwise or for any other reason, shall be and become part of the Pledged Collateral pledged hereunder and paid directly by the Issuer to the Secured Party and if it chooses, the Secured Party may retain the same.  If any cash or non-cash distributions or dividends that are to be remitted to the Secured Party in accordance with this Section are received by the Pledgors, the Pledgors shall hold the distributions or dividends in trust for the benefit of the Secured Party, segregate the distributions and dividends from other property and funds of the Pledgors, and shall forthwith deliver all such distributions and dividends to the Secured Party.  Any and all distributions and dividends received by the Secured Party shall be applied to the Secured Obligations as the Secured Party shall determine in its discretion.

9.2

Holding Pledged Collateral; Exchanges.  The Secured Party may hold any of the Pledged Collateral, endorsed or assigned in blank, and may deliver any of the Pledged Collateral to the Issuers thereof for the purpose of making denominational exchanges or registrations or transfers or for such other reasonable purpose in furtherance of this Agreement as the Secured Party may deem desirable.  The Secured Party shall have the right, if necessary to perfect its security interest, to transfer to or register in the name of the Secured Party or any of its nominees, any or all of the Pledged Collateral; provided that notwithstanding the foregoing, until any transfer of beneficial ownership with respect to the Pledged Collateral pursuant to any exercise of remedies under Section 10 hereof, the Pledgors shall continue to be the beneficial owner of the Pledged Collateral.  In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

10.

Remedies Upon an Event of Default.  If an Event of Default shall occur, the Secured Party shall have the following rights and remedies:

10.1

Secured Creditor.  All of the rights and remedies of a secured party under the Uniform Commercial Code of the State or other applicable jurisdiction where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement.

10.2

Right of Sale.  The Secured Party shall have the power to sell the Collateral, at private or public sale.  The Secured Party may, without demand and without advertisement, notice or legal process of any kind (except as may be required by law), all of which the Pledgors waive, at any time or times (a) apply any cash distributions and dividends received by the Secured Party to the Secured Obligations and (b) if following such application there remains outstanding any Secured Obligations, sell the remaining Collateral, or any part thereof at public or private sale or at any broker’s board or on any securities exchange, in one or more sales or lots, at such prices as the Secured Party may deem appropriate, for cash or on credit or for future delivery, without assumption of any credit risk.  The Secured Party may, in its own name, or in the name of a designee or nominee, buy the Collateral at any public sale, and, if permitted by applicable law, buy the Pledged Collateral at any private sale.  Upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgors, and the Pledgors hereby waive (to the extent permitted by law) all rights of redemption, stay and/or appraisal which the Pledgors now has or may have at any time in the future under any rule of law or statute now existing or hereafter enacted.  The proceeds realized from the sale of any Pledged Collateral shall be applied first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by the Secured Party for collection and for acquisition, completion, protection, removal, sale and delivery of the Collateral; and second to the Secured Obligations in such order as the Secured Party shall determine, and the Pledgors shall be liable for any deficiency.

10.3

Notice.  The Pledgors further agree that in the event that notice is necessary under applicable law, written notice mailed to the Pledgors in the manner specified in Section 21 hereof ten (10) days prior to the date of the disposition of the Pledged Collateral subject to the security interest created herein at any such public sale or sale at any broker’s board or on any such securities exchange, or prior to the date after which private sale or any other disposition of said Pledged Collateral will be made, shall constitute commercially reasonable and fair notice.

10.4

Disposition by Public or Private Sale.  If, at any time when the Secured Party shall determine to exercise its right to sell the whole or any part of the Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, the Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by public or private sale or other disposition in such manner and under such circumstances as the Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 10, and shall not be required to effect such registration or to cause the same to be effected.  Without limiting the generality of the foregoing, in any private sale, the Secured Party in its discretion (a) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof.  In addition to a private sale as provided above in this Section 10, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 10, then the Secured Party shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about the Pledgors and such

Person’s intentions as to the holding of the Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Act and all applicable state and foreign securities laws, the UCC, and, if applicable, the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights.  The Pledgors, however, recognize that the Secured Party may be unable to effect a public sale of any or all the Collateral and may be compelled to resort to one or more private sales thereof.  The Pledgors also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale in accordance with the standards in this Section 10.4 shall be deemed to have been made in a commercially reasonable manner.

10.5

Registration.  The Pledgors acknowledge that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in Section 10.4, the Secured Party may, in its discretion, elect to register any or all of the Pledged Collateral under the Act (and any applicable state or foreign securities law).  The Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgors would agree to do so.

10.6

Strict Foreclosure.  The Pledgors acknowledge that, in addition to a public or private sale of the Collateral, the Secured Party shall have the right to retain the Collateral in full or partial satisfaction of the Secured Obligations if the Secured Party complies with the requirements of the UCC regarding strict foreclosure.

10.7

Waivers by Pledgor.  The Pledgors agree that after the occurrence of an Event of Default, the Pledgors will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgors waive the benefit of all such laws to the extent it lawfully may do so.  The Pledgors agree that they will not interfere with any right, power and remedy of the Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies.  No failure or delay on the part of the Secured Party to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgors by the Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Secured Party’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgors in any respect.

10.8

Specific Enforcement.  The Pledgors further agree that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 10 shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

11.

Secured Party’s Additional Rights

In addition to and not in limitation of any other right or remedy of the Secured Party under this Agreement or under applicable law, the Secured Party shall have following additional rights and remedies as set forth below in this Section.

11.1

The Pledgors hereby agrees that upon an Asset Sale of Brooks, the Secured Party shall have the option for a period of 30 days to either convert the Note into shares of stock in accordance with the terms thereof or take ownership of Brooks and/or the related the Pledged Collateral for an amount equal to the difference between (i) the greater of (x) the sum of the then outstanding principal balance of the Note and all accrued and unpaid interest then due thereunder and (y) the then aggregate fair market value of the Common Stock of Blue Earth of the Secured Party as if the Secured Party had exercised its conversion right under the Note  as provided therein; and (ii) the appraised value of  the Pledged Collateral as determined by an independent appraiser appointed by the Pledgor’s Board of Directors; provided, however, that if the amount under clause (i) is greater than the amount under clause (ii), then the amount to be paid by the Secured Party is $0.

11.2

In the event that the Secured Party does not exercise its rights under this Agreement, including, without limitation, under Section 10 or 11.1 with respect to an Event of Default under subsection (a) of such definition, then any payment on account of the Note is not paid when due (after the expiration of any grace or cure period) and for as long as Secured Obligations remains outstanding, all income from the Issuer’s operations in Brooks, Alberta after payment under a Permitted Lien to Caterpillar Financial Services Limited or any similar source in the principal amount of not more than US $16,300,000, if any, shall be paid directly to the Secured Party on account of the Secured Obligations.

12.

Power of Attorney; Proxy.

12.1

Each of the Pledgors irrevocably designate, make, constitute and appoint the Secured Party (and all Persons designated by the Secured Party) as its true and lawful attorney (and agent-in-fact) and the Secured Party, or the Secured Party’s agent, may, without notice to the Pledgors, after an Event of Default shall occur, and at such time or times thereafter as the Secured Party or said agent, in its discretion, may determine, in the name of the Pledgors or the Secured Party: (a) transfer the Pledged Collateral on the books of the Issuer, with full power of substitution in the premises; (b) endorse the name of the Pledgors upon any checks, Debentures, acceptance, money orders, certificates, drafts or other forms of payment of security that come into the Secured Party’s possession to the extent they constitute Collateral; (c) do all acts and things necessary, in the Secured Party’s discretion, to fulfill the obligations of the Pledgors under this Agreement; and (d) do all acts and things that the Pledgors could do but for the terms of this Agreement.

12.2

Upon the occurrence of an Event of Default, the Secured Party, or its nominee, without notice or demand of any kind to the Pledgors, shall have the sole and exclusive right to exercise all voting powers pertaining to any and all of the Pledged Collateral (and to give written consents in lieu of voting thereon) and may exercise such power in such manner as the Secured Party, in its sole discretion, shall determine.  THIS PROXY AND POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.  The exercise by the Secured Party of any of its rights and remedies under this Section shall not be deemed a disposition of Collateral under Article 9 of the Uniform Commercial Code nor an acceptance by the Secured Party of any of the Collateral in satisfaction of any of the Secured Obligations.

13.

Waiver.  No delay on the Secured Party’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Secured Party with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Secured Party’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Secured Party’s rights as against the Pledgor in any respect.

14.

Assignment.  The Secured Party may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, such instrument, and the holder of such instrument shall be entitled to the benefits of this Agreement.  No Pledgor may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

15.

Termination.  This Agreement shall terminate and be of no further force or effect at such time as the Secured Obligations shall be paid and performed in full and the Termination Date has occurred.  Upon such payment and performance in full of the Secured Obligations and occurrence of the Termination Date, and subject to the Secured Party’s right to deem such obligations paid and satisfied in full after any preference period has expired in accordance with Section 16, the Secured Party shall promptly deliver to the Pledgors the Pledged Collateral at the time subject to this Agreement and then in the Secured Party’s possession or control and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of the Pledgors’ obligations hereunder shall at such time terminate.

16.

Reinstatement.  In the event any payment of, or any application of any amount, asset or property to, any of the Secured Obligations, or any part thereof, made at any time (including, without limitation, made prior to any applicable proceeding under the Bankruptcy Code or other insolvency law) is rescinded or must otherwise be restored or returned by the Secured Party at any time after such payment or application as a result of the Bankruptcy Code or other insolvency law, including (without limitation) the application of such law in any proceeding involving the Pledgors or any other Person, whether by order of any court, by any settlement approved by any court, or otherwise, then the Secured Obligations and the Secured Party’s Liens in the Pledged Collateral and the other terms and provisions of this Agreement shall be reinstated, all as though such payment or application had never been made.  Notwithstanding anything to the contrary in this Agreement, the Secured Obligations shall not be deemed to have been fully paid and satisfied so long as any applicable preference period available under the Bankruptcy Code or other insolvency law has not expired with respect to any such payment or application or any part thereof, irrespective of whether all monetary obligations then outstanding have been paid or satisfied.

17.

Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

18.

Expenses.  Each Pledgor hereby agrees that all of the Secured Party’s reasonable fees, costs and expenses actually incurred (including reasonable attorneys’ fees and expenses actually incurred at the Secured Party’s counsel’s standard rates) in connection with (i) the preparation, negotiation and closing of this Agreement and the transactions contemplated hereby, (ii) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (iii) creating, perfecting, maintaining and enforcing the Secured Party’s Liens and (iv) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Secured Obligations or the Collateral or otherwise enforcing the Secured Party’s rights under this Agreement and shall be payable upon demand by each Pledgor.  If the Pledgors fail to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of the Pledgors or the Issuers under this Agreement, the Secured Party may, at its option, but shall not be required to, pay or perform the same and charge such Pledgors’ account for all fees, costs and expenses incurred therefor, and the Pledgor agree to reimburse the Secured Party therefor on demand.  All sums so paid or incurred by the Secured Party for any of the foregoing, any and all other sums for which the Pledgor may become liable hereunder and all fees, costs and expenses (including attorneys’ fees, legal expenses and costs) incurred by the Secured Party in enforcing or protecting the Pledged Collateral or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate permitted under applicable law and shall be secured by the Collateral.

19.

Changes in Writing.  No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by the Pledgors and the Secured Party.

20.

Headings.  Headings and captions used in this Agreement are included for convenience of reference and shall not be given any substantive effect.

21.

Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing mailed or delivered to each party as follows: (i) if to the Secured Party, at the Secured Party’s address set forth in the first paragraph hereof or at such other address as the Secured Party shall have furnished the Pledgor in writing, or (ii) if to the Pledgors, at each Pledgor’s respective address set forth in the first paragraph hereof.  All such notices and communications will be deemed effectively given the earliest of: (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing, or (iv) four days after being deposited in the U.S. mail, with postage prepaid, certified mail return receipt requested.

22.

Governing Law; Venue.  THIS AGREEMENT AND ALL ACTS AND TRANSACTIONS HEREUNDER AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.  EACH PLEDGOR IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK.  EACH PLEDGOR, BY SUCH PLEDGOR’S EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.  EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO SUCH PLEDGOR BY HAND OR BY MAIL AT ITS ADDRESS SET FORTH IN THE FIRST PARAGRAPH OF THIS AGREEMENT.  EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.  NO PLEDGOR SHALL BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK, UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK.  NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE SECURED PARTY TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

23.

JURY TRIAL WAIVER.  EACH PLEDGOR AND THE SECURED PARTY HEREBY WAIVES THE RIGHT TO A JURY TRIAL IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

24.

Successors and Assigns.  All the rights, benefits and privileges of the Secured Party under this Agreement shall vest in and be enforceable by the Secured Party and its successors and assigns.  The Secured Party may, without the consent of or notice to any Pledgor, assign this Agreement and any Collateral, in whole or in part.  This Agreement may not be assigned or delegated by any Pledgor without the prior written consent of Secured Party, and shall be binding upon each Pledgor’s successors and permitted assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Secured Party hereunder.

25.

Waiver of Subrogation.  Until the termination of this Agreement and the payment in full of all Secured Obligations by the Pledgors, no Pledgor (a) may exercise any rights against any other Pledgor arising as a result of the Secured Party’s action against any of the Collateral, by way of subrogation or otherwise; (b) may pursue any claim in competition with the Secured Party in respect of any payment or performance hereunder in bankruptcy or insolvency proceedings of any nature; (c) may claim any set-off or counterclaim against any other Pledgor in respect of any liability of such Pledgor to any such Person.  Each Pledgor hereby waives any benefit of and any right to participate in any collateral which may be held by the Secured Party.

26.

Additional Waivers.  To the extent permitted by applicable law, each Pledgor waives presentment, demand, protest, notice of acceptance, notice of Secured Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of such Pledgor, and all suretyship defenses generally.  Without limiting the generality of the foregoing, each Pledgor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Secured Obligations and agrees that the Secured Obligations shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against such Pledgor; (ii) any extensions or renewals of any of the Secured Obligations; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with the Secured Obligations; (iv) the substitution or release of any Person primarily or secondarily liable for any obligation of any Pledgor; (v) the adequacy of any rights the Secured Party may have against any collateral or other means of obtaining repayment of the Secured Obligations; (vi) the impairment of any collateral securing the Secured Obligations, including, without limitation, the failure to perfect or preserve any rights the Secured Party might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of any Pledgor or otherwise operate as a release or discharge of such Pledgor, all of which may be done without notice to such Pledgor. Each of the Pledgors waives the right to receive any verification statements or financing statements related to this Agreement.

27.

Miscellaneous.  This Agreement, together with the other agreements, instruments and documents referred to herein, express the entire understanding of the parties with respect to the subject matter hereof.  This Agreement may be executed in multiple counterparts, all of which taken together shall constitute one and the same Agreement and the signature page of any counterpart may be removed therefrom and attached to any other counterpart.  If any part of this Agreement is determined to be invalid, the remaining provisions of this Agreement shall be unaffected and shall remain in full force and effect.  No delay or omission on the Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party’s action or inaction impair any such right or power, and all of the Secured Party’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that the Secured Party may have under other agreements, at law or in equity.  Time is of the essence of this Agreement and of each provision hereof.  The section headings in this Agreement are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of this Agreement.  The obligations and liability of each Pledgor under this Agreement shall be joint and several. Each of the Pledgors hereby acknowledges receipt of a copy of this Agreement.

28.

Subordination of Secured Party’s Lien.

(a)

Upon written request of the Pledgors, the Secured Party will enter into a lien  subordination agreement containing terms and provisions and in form and substance acceptable to the Secured Party, under which the Lien granted hereunder to the Secured Party in the Collateral solely comprising the Brooks Project will be subordinated to the Lien therein granted to Caterpillar Financial Services Limited or any similar source securing the principal amount of not more than US $16,300,000 in indebtedness incurred by Brooks, the proceeds of which will be used in connection with the operation of the Brooks Project, provided, that the terms of such loan are satisfactory to the Secured Party.

(b)

The Secured Party has agreed to subordinate its first priority perfected Lien to the Lien granted in favor of Laird Q. Cagan solely with respect to the Cagan Priority Collateral given as collateral security for the secured promissory notes described in Schedule 7.28 of the Purchase Agreement (collectively, the “Laird Secured Notes”), provided that the secured indebtedness under the Laird Secured Notes which is the subject of such subordination is limited to $1,333,147 (less any repayments of principal on such notes after the date hereof).  Blue Earth hereby represents and warrants to the Secured Party that the aggregate principal amount of indebtedness outstanding under the Laird Notes as of the date of this Agreement is $1,333,147.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the day and year first written above.

BLUE EARTH, INC. By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: President	BLUE EARTH TECH, INC., a Nevada corporation By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: President
BLUE EARTH GENERATOR, INC., a Nevada corporation (f/k/a Blue Earth Energy Management, Inc.) By: /s/ John Brogan Name: John Brogan Title: President
BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a California corporation (f/k/a Castrovilla, Inc.) By: /s/ John Pink Name: John Pink Title: President
BLUE EARTH FINANCE, INC., a Nevada corporation

By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: President
BLUE EARTH SOLAR, INC. (f/k/a Xnergy), a California corporation
ECOLEGACY GAS & POWER, LLC, a California limited liability company	By: /s/ Ruben Fontes
Name: Ruben Fontes
By: /s/ Ruben Fontes	Title: President
Name: Ruben Fontes
Title: President

BLUE EARTH CHP, INC., a Utah corporation (f/k/a IPS Power Engineering, Inc.)	BROOKS HEAT & POWER LTD., a British Columbia, Canada corporation

By: /s/ Robert Potts	By: /s/ Robert Potts
Name: Robert Potts	Name: Robert Potts
Title: President	Title: President

BLUE EARTH ENERGY POWER SOLUTIONS, LLC, an Oregon limited liability company (f/k/a Millennium Power Solutions, LLC)	BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC., an Oregon corporation (f/k/a Intelligent Power, Inc.)
By: /s/ Pete Johnson
By: /s/ Ruben Fontes	Name: Pete Johnson
Name: Ruben Fontes	Title: President
Title: President

ACCEPTED BY:

Jackson Investment Group, LLC

By:  /s/  Douglas B. Kline

Name:  Douglas B. Kline

Title:    Chief Financial Officer

Exhibit A.

to Pledge Agreement

Attached to and forming a part of that certain Pledge and Security Agreement dated as of March 10, 2015, by the Pledgor in favor of the Secured Party.

Pledgor	Issuer	Number of Shares Pledged	Certificate Number(s)	Percentage of Equity Interests In Issuer owned by Pledgor
Blue Earth CHP, Inc.	Brooks Heat & Power Ltd.	1	2	100%
Blue Earth, Inc.	Blue Earth CHP, Inc.	931,000	1	100%
Blue Earth, Inc.	Blue Earth Tech, Inc.	100	1	100%
Blue Earth, Inc.	Blue Earth Generator, Inc.	100	1	100%
Blue Earth, Inc.	Blue Earth Solar, Inc.	100,000	1	100%
Blue Earth, Inc.	Blue Earth Energy Management Services, Inc.	100	1	100%
Blue Earth, Inc.	Blue Earth Finance, Inc.	100	1	100%
Blue Earth, Inc.	Blue Earth Power Performance Solutions Inc.	6,439,750	1	100%
Blue Earth, Inc.	Blue Earth Energy Power Solutions, LLC	N/A	Uncertificated	100%
Blue Earth, Inc.	ecoLegacy Gas & Power, LLC	N/A	Uncertificated	100%

Schedule 1

Commercial Tort Claims

None